Exhibit 99.1

A. M. CASTLE & CO.	3400 North Wolf Road Franklin Park, Illinois 60131 (847) 455-7111 (847) 455-6930 (Fax)

For Further Information:

———AT THE COMPANY———	——AT ASHTON PARTNERS——
Scott Stephens	Analyst Contacts:
Vice President-Finance & CFO	Katie Pyra
(847) 349-2577	(312) 553-6717
Email: sstephens@amcastle.com	Email: kpyra@ashtonpartners.com

Traded: NYSE (CAS)

Member: S&P SmallCap 600 Index

FOR IMMEDIATE RELEASE

FRIDAY, FEBRUARY 20, 2009

A. M. Castle & Co. Announces 2008 Non-Cash Goodwill Impairment Charge and

Date for Fourth Quarter and Year-End 2008 Earnings Release — Tuesday, March 10, 2009

FRANKLIN PARK, IL, February 20th – A. M. Castle & Co. (NYSE: CAS), a global distributor of specialty metal and plastic products, services and supply-chain solutions, today announced that it will record a non-cash goodwill impairment charge in the fourth quarter of 2008. The impairment charge will be recorded in the Company’s financial statements for the fourth quarter and fiscal year-ended December 31, 2008. The charge is expected to be in the range of $55 to $65 million and is related to the Company’s Metals Segment. The charge is non-deductible for tax purposes.

While the goodwill impairment charge will reduce 2008 operating results under U.S. generally accepted accounting principles, the impairment is a non-cash charge and will not affect the Company’s liquidity position, cash flows from operating activities, compliance with its debt covenants, nor is the charge expected to have an impact on future operations. The Company conducted an interim test for potential impairment of goodwill during the fourth quarter of 2008 due to declining economic and equity market conditions.

The Company also announced that it will release fourth quarter and full year results for the period ended December 31, 2008 on Tuesday, March 10, 2009.

Management will hold a conference call at 11:00 a.m. ET that day to review the Company's results for the fourth quarter and full year. The call can be accessed via the internet live or as a replay. Those who would like to listen to the call may access the webcast through http://www.amcastle.com.

A. M. Castle

Add One

An archived version of the conference call webcast will be accessible for replay on the above website until the next earnings conference call. A replay of the conference call will also be available for seven days by calling 303-590-3000 (international) or 800-405-2236 and citing code 11126922

About A. M. Castle & Co.

Founded in 1890, A. M. Castle & Co. is a global distributor of specialty metal and plastic products, value-added services and supply chain solutions, principally serving the producer durable equipment sector of the economy. Its customer base includes many Fortune 500 companies as well as thousands of medium and smaller-sized firms spread across a variety of industries. Within its metals business, it specializes in the distribution of alloy and stainless steels; nickel alloys; aluminum and carbon. Through its subsidiary, Total Plastics, Inc., the Company also distributes a broad range of value-added industrial plastics. Together, Castle operates over 65 locations throughout North America, Europe and Asia. Its common stock is traded on the New York Stock Exchange under the ticker symbol "CAS".

Forward Looking Statements

Information provided and statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements only speak as of the date of this press release and the Company assumes no obligation to update the information included in this press release. Such forward-looking statements include information concerning our possible or assumed future results of operations, including descriptions of our business strategy. These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. Specifically, the range of the expected goodwill impairment charge referred to in this press release is based on preliminary estimates, and the exact amount of the charge will not be known until completion of the Company’s audit of its financial statements for the fiscal year ended December 31, 2008. These statements are not guarantees of performance or results and they involve risks, uncertainties and assumptions. For a further description of these factors, see Item 1A. Risk Factors of our Form 10-K for the fiscal year ended December 31, 2007, which was filed on March 10, 2008. Although we believe that these forward-looking statements are based on reasonable assumptions, there are many factors that could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements.